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                                                                   EXHIBIT 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS

  We consent to the incorporation by reference into this Current Report on Form 8-K/A (the "Form 8-K/A") of El Paso Natural Gas Company (the "Company") of (i) our report dated March 15, 1996 (the "Report"), on our audits of the financial statements and financial statement schedule of the Company as of December 31, 1995 and 1994, and for the years ended December 31, 1995, 1994 and 1993, which Report is included in the Company's Annual Report on Form 10-K, and (ii) all references to our firm, which appear in the Company's Definitive Schedule 14A, as amended (File No. 1-2700), which has been filed as
Exhibit 99 to the Form 8-K/A.

                                          Coopers & Lybrand L.L.P.

El Paso, Texas
November 5, 1996